Exhibit 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Penseco Financial Services Corporation (the “Company”) certifies to the best of his knowledge that:

(1) The Annual Report on Form 10-K of the Company for the year ended December 31, 2012 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Act”); and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as for the dates and for the periods referred to in the Form 10-K.

/s/ Craig W. Best
Craig W. Best
President and CEO
(Principal Executive Officer)
March 14, 2013

/s/ Patrick Scanlon
Patrick Scanlon
Senior Vice President, Finance Division Head
(Principal Financial Officer)
March 14, 2013